UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 25, 2016

ADAMIS PHARMACEUTICALS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11682 El Camino Real, Suite 300 San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 997-2400

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Adamis Pharmaceuticals Corporation (the “Company”) was held on May 25, 2016, at the Company’s headquarters at 11682 El Camino Real, Suite 300, San Diego, California 92130 at 1:00 p.m. local time. The following proposals were submitted to and approved by the stockholders at the meeting:

1.	Election of the five nominees to the board of directors:

	Votes For	Votes Withheld	Votes Abstaining	Broker Non-Votes
Dennis J. Carlo, Ph.D.	5,549,717	42,518		4,474,692
William C. Denby, III	5,268,080	324,155		4,474,692
David J. Marguglio	5,292,104	300,131		4,474,692
Robert B. Rothermel	5,268,080	324,155		4,474,692
Richard C. Williams	5,268,080	324,155		4,474,692

2.	Approval of amendments to the Company's 2009 Equity Incentive Plan (the "Plan") to increase by 4,500,000 shares the number of shares authorized for issuance thereunder and to make certain other amendments to the Plan as described in the Proxy Statement:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
2,958,138	2,872,353	32,739	4,474,692

3.	Approval of an award of 350,000 restricted stock units under the Plan to our non-employee directors:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
3,097,718	2,671,893	24,201	4,474,692

4.	Approval, on a nonbinding advisory basis, of the compensation of the Company’s named executive officers:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
4,206,592	848,844	50,633	4,474,692

5.	Ratification of the selection of Mayer Hoffman McCann PC as independent registered public accounting firm for the year ending December 31, 2016:

Votes For	Votes Against	Votes Abstaining
10,030,264	20,951	15,712

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMIS PHARMACEUTICALS CORPORATION

Dated: May 31, 2016	By:	/s/ Robert O. Hopkins
Name: Robert O. Hopkins
Title: Chief Financial Officer